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                                                                 EXHIBIT 22


                          VISIONAMERICA INCORPORATED
                                   FORM 10-K
                               DECEMBER 31, 1999


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NAME OF SUBSIDIARY                           NAME OF BUSINESS                    STATE OF INCORPORATION
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
Ocumanagement, Inc.                                                                       Texas
Omega Health Services of                    Omega Eye Care Center                         Alabama
         Birmingham, Inc.
Omega Health Services of                    VisionAmerica of Jackson                      Tennessee
         Jackson, Tennessee, Inc.
Omega Health Systems of                     VisionAmerica of Memphis                      Tennessee
         Memphis, Inc.
Omega Health Systems of                                                                   Tennessee
         Middle Tennessee, Inc.
Ophthalmic Ambulatory Surgical              VisionAmerica                                 Tennessee
         Center, Inc.
Omega Information Systems, Inc.                                                           Tennessee
Omega Health Systems of                     Omaha Eye Institute                           Nebraska
         Nebraska, Inc.
Omega Health Systems of Utah, Inc.                                                        Utah
Omega Health Systems of                     Capital Eye Consultants                       Virginia
         Virginia, Inc.
Omega Health Services of                                                                  West Virginia
         West Virginia, Inc.
Omega Medical Services, Inc.                                                              Tennessee
Ophthalmic Practice Enhancement, Inc.                                                     Tennessee
Co-Care Eye Centers, Inc.                                                                 Pennsylvania
Omega Health Systems of Tampa Bay, Inc.     Omega Eye Associates                          Florida
Springfield OcuCenter, Inc.                 Missouri Eye Institute                        Missouri
St. Louis OcuCenter, Inc.                   VisionAmerica of St. Louis                    Missouri
The Eye Health Network, Inc.                                                              Colorado
Omega Health Systems of Florida, Inc.       VisionAmerica of North Florida                Florida
Omega Health Systems of
         North Texas, Inc.                  EyeCare and SurgeryCenter                     Texas
Omega Surgical Associates of
         North Texas, Inc.                  EyeCare and SurgeryCenter                     Texas
Omega Health Systems of Indiana, Inc.       VisionAmerica of Indiana                      Indiana
Omega Health Systems of the
         Great Lakes, Inc.                  Eye Surgeons and Consultants                  Illinois
Omega Health Systems of
         San Antonio, Inc.                  Cataract and Laser Institute                  Texas
Omega Health Systems of Ohio, Inc.          VisionAmerica of Ohio                         Ohio
Omega Health Systems of Illinois, Inc.      Dillman Eye Care Associates                   Illinois
Primary Eyecare Network, Inc.                                                             California
PEN Resources, Inc.                                                                       California
Capital Eye Surgery Center, Inc.            Capital Eye Surgery Center                    Florida
Omega Health Systems of
         New Orleans, Inc.                  VisionAmerica of Louisiana                    Louisiana
Omega Health Systems of
         New Mexico, Inc.                                                                 New Mexico
Omega Health Systems of Kissimmee, Inc.     Levin Eye Center                              Florida
Ruidoso Optical, Inc.                       Lincoln County Eye Clinic                     New Mexico
Optometry Group of Albuquerque, LTD                                                       New Mexico
Central Ohio Eye Institute, Inc.                                                          Ohio
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